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Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Constellation 3D, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated July 21, 2000 (except for Note 10 which is as of September 19, 2000), relating to the consolidated financial statements of Constellation 3D, Inc. and its subsidiaries appearing in the Company's Report on Form S-1 and S-1/A for the six months ended June 30, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
New York, New York
February 5, 2001